EXHIBIT 99.1

Media Contact:                    Investor Relations Contact:
Evelyn Mitchell                    Dana Nolan
205-264-4551                        205-264-7040
regions.doingmoretoday.com
Regions News on Twitter: @RegionsNews

Regions Financial to Host an Investor Day

BIRMINGHAM, Ala. - (BUSINESS WIRE) - February 13, 2019 - Regions Financial Corporation (NYSE:RF) will host an Investor Day on Wednesday, February 27, 2019, in New York City. Regions’ senior executives will review and discuss the company’s business strategies beginning at 8 a.m. ET and ending at approximately 12:30 p.m. ET.

A live video webcast and presentation materials will be available on the Regions Financial Investor Relations website at http://ir.regions.com. Attendance in person is for institutional investors and analysts, by invitation only. Following the event, archived copies of the video webcast and materials will also be available on the Investor Relations website.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $126 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,500 banking offices and 2,000 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.
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